[LETTER TYPED ON ERNST & YOUNG LETTERHEAD]

ERNST & YOUNG           Goodwin Square                Phone: 203 247 3100
                        225 Asylum Street
                        Hartford, Connecticut 06103




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


We have read Item 4 of Form 8-K dated March 4, 1994, of Barnes Group Inc. and are in agreement with the statements contained in paragraphs 1, 2, 3 and 5 on pages 2 and 3 therein. We have no basis to agree or disagree with paragraph 4 on page 2 therein.


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                                       Ernst & Young